As filed with the Securities and Exchange Commission on January 12, 2010

Registration No. 333-153349

Registration No. 333-144423

Registration No. 333-136416

Registration No. 333-136415

Registration No. 333-119525

Registration No. 333-119524

Registration No. 333-98307

Registration No. 333-75215

Registration No. 333-73586

Registration No. 333-73576

Registration No. 333-46324

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-153349

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-144423

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-136416

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-136415

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-119525

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-119524

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-98307

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-75215

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-73586

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-73576

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-46324

UNDER

THE SECURITIES ACT OF 1933

NEUROGEN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	22-2845714
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

45 Northeast Industrial Road Branford, Connecticut (203) 488-8201	06405
(Address and Telephone number of Principal Executive Offices)	(Zip Code)

2004 Equity Incentive Plan

Stock Option Plan of 1999

Employee Stock Purchase Plan of 1999

(Full Title of Plans)

Charles S. Berkman

11085 North Torrey Pines Road

Suite 300

La Jolla, California 92037

(858) 550-7500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Hayden Trubitt, Esq.

Stradling Yocca Carlson & Rauth

4365 Executive Drive, Suite 1500

San Diego, California 92121

(858) 926-3000

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment of Neurogen Corporation, a Delaware corporation (the “Company”), amends (i) Registration Statement No. 333-153349 on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2008 and automatically effective on that date, (ii) Registration Statement No. 333-144423 on Form S-8, filed with the Commission on July 9, 2007 and automatically effective on that date, (iii) Registration Statement No. 333-136416 on Form S-8, filed with the Commission on August 8, 2006 and automatically effective on that date, (iv) Registration Statement No. 333-136415 on Form S-8, filed with the Commission on August 8, 2006 and automatically effective on that date, (v) Registration Statement No. 333-119525 on Form S-8, filed with the Commission on October 5, 2004 and automatically effective on that date, (vi) Registration Statement No. 333-119524 on Form S-8, filed with the Commission on October 5, 2004 and automatically effective on that date, (vii) Registration Statement No. 333-98307 on Form S-8, filed with the Commission on August 19, 2002 and automatically effective on that date, (viii) Registration Statement No. 333-75215 on Form S-8, filed with the Commission on March 29, 1999 and automatically effective on that date, (ix) Registration Statement No. 333-73586 on Form S-8, filed with the Commission on November 16, 2001 and automatically effective on that date, (x) Registration Statement No. 333-73576 on Form S-8, filed with the Commission on November 16, 2001 and automatically effective on that date, and (xi) Registration No. 333-46324 on Form S-8, filed with the Commission on September 21, 2000 and automatically effective on that date (collectively, the “Registration Statements”). The Registration Statements registered: (i) 1,000,000 shares of the Company’s common stock, par value $0.025 per share (the “Common Stock”), pursuant to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan (the “2001 Plan”), (ii) 750,000 shares of the Company’s Common Stock, pursuant to the 2001 Plan, (iii) 1,000,000 shares of the Company’s Common Stock, pursuant to the 2001 Plan, (iv) 250,000 shares of the Company’s Common Stock, pursuant to the Company’s 2000 Non-Employee Directors Stock Option Program (the “2000 Program”), (v) 1,500,000 shares of the Company’s Common Stock, pursuant to the 2001 Plan, (vi) 170,000 shares of the Company’s Common Stock, pursuant to the 2000 Program, (vii) 200,000 shares of the Company’s Common Stock, pursuant to the 2000 Program, (viii) 1,500,000 shares of the Company’s Common Stock, pursuant to the Company’s 1993 Omnibus Incentive Plan, (ix) 24,000 shares of the Company’s Common Stock, pursuant to the Company’s Special Committee Stock Option Plan, (x) 2,000,000 shares of the Company’s Common Stock, pursuant to the 2001 Plan, and (xi) 200,000 shares of the Company’s Common Stock, pursuant to the 2000 Program.

On August 23, 2009, the Company entered into the Agreement and Plan of Merger with Ligand Pharmaceuticals Incorporated and its wholly-owned subsidiary pursuant to which all of the Company’s common stock has been acquired for cash and Ligand Pharmaceuticals Incorporated securities and the Company became a wholly-owned subsidiary of Ligand Pharmaceuticals Incorporated (the “Merger”). The Merger was consummated on December 23, 2009. As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. The Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on January 12, 2010.

NEUROGEN CORPORATION

By:	/s/ CHARLES S. BERKMAN
Charles S. Berkman
Vice President and Secretary